UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2019

Worldpay, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(Address of principal executive offices)

(513) 900 - 5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	WP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 31, 2019, pursuant to the terms and conditions of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 17, 2019, by and among Fidelity National Information Services, Inc. (“FIS”), a Georgia corporation, Worldpay, Inc. (“Worldpay”), a Delaware corporation, and Wrangler Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of FIS, Merger Sub merged with and into Worldpay (the “Merger”), with Worldpay continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of FIS.

The events in this Current Report on Form 8-K took place in connection with the Merger.

Item 1.02	Termination of a Material Definitive Agreement.

Loan Agreement. As previously reported, Worldpay (through one of its subsidiaries) entered into that certain Third Amended and Restated Loan Agreement, dated as of January 16, 2018, by and among Worldpay, LLC (f/k/a Vantiv, LLC), a Delaware limited liability company and a subsidiary of Worldpay, as borrower, the various institutions party thereto from time to time, as lenders, Morgan Stanley Senior Funding, Inc., as the administrative agent, the collateral agent, the letter of credit issuer and the swing line lender (as amended by Amendment No. 5, dated as of June 22, 2018, the “Loan Agreement”). In connection with the closing of the Merger, on July 31, 2019, Worldpay (through one of its subsidiaries) (i) repaid all of the outstanding obligations in respect of principal, interest, fees and other amounts due under the Loan Agreement, (ii) terminated the commitments under the Loan Agreement and (iii) terminated the Loan Agreement. No prepayment premium or early termination penalties were incurred by Worldpay or any of its subsidiaries in connection with the termination of the Loan Agreement, termination of the commitments thereunder or the prepayment of the obligations outstanding thereunder, subject to customary “breakage” costs payable with respect to LIBOR-denominated loans.

Notes Redemption. As previously reported, Worldpay (through one of its subsidiaries) entered into that certain Indenture, dated as of November 10, 2015, by and among Worldpay Finance plc, Worldpay Group Limited (f/k/a Worldpay Group plc), as guarantor, the subsidiary guarantors thereto, Citibank, N.A., London Branch, as trustee, Citibank, N.A., London Branch, as principal paying agent, transfer agent and calculation agent, and Citigroup Global Markets Deutschland AG, as registrar (as supplemented by the First Supplemental Indenture, dated as of July 16, 2018, the “Euro Indenture”). In connection with the closing of the Merger, on July 31, 2019, Worldpay Finance plc issued and delivered a notice of conditional redemption to holders of Worldpay’s outstanding 3.75% Senior Notes due 2022 to redeem all €500,000,000 in aggregate principal amount thereof at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium calculated in accordance with the Euro Indenture, plus accrued and unpaid interest thereon up to but excluding the redemption date. On July 31, 2019, Worldpay (through one of its subsidiaries) deposited with the Euro Indenture trustee the applicable redemption payments to fund such redemption and thereby satisfied and discharged the Euro Indenture. These notes are expected to be redeemed on August 1, 2019.

As previously reported, Worldpay (through one of its subsidiaries) entered into that certain Indenture, dated as of December 21, 2017, by and among the Worldpay, LLC and Vantiv Issuer Corp. (together, the “Issuers”), the guarantors thereto, The Bank of New York Mellon Trust, as trustee, The Bank of New York Mellon SA/NV, as U.S. dollar paying agent and U.S. dollar transfer agent, The Bank of New York Mellon, London Branch, as sterling paying agent and sterling transfer agent, and The Bank of New York Mellon, Luxembourg Branch, as registrar (as supplemented by the First Supplemental Indenture, dated as of January 16, 2018 and as further supplemented by the Second Supplemental Indenture, dated as of March 30, 2018, the “US/UK Indenture”). In connection with the closing of the Merger, the Issuers issued and delivered a notice of conditional redemption to holders of the Issuers’ (i) outstanding 4.375% Senior Notes due 2025 to redeem all $500,000,000 in aggregate principal amount thereof, and (ii) outstanding 3.875% Senior Notes due 2025 to redeem all £470,000,000 in aggregate principal amount thereof, in each case at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium, calculated in accordance with the US/UK Indenture, plus accrued and unpaid interest thereon up to but excluding the redemption date. On July 31, 2019, Worldpay (through its subsidiaries) deposited with the US/UK Indenture Trustee the applicable redemption payments to fund such redemption and thereby satisfied and discharged the US/UK Indenture. These notes are expected to be redeemed on August 1, 2019.

The information disclosed in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As a result of the Merger, each share of the Class A common stock, par value $0.00001 per share, of Worldpay (“Worldpay Class A Common Stock”) outstanding immediately prior to the Merger, except for (a) shares of Worldpay Class A Common Stock owned by Worldpay as treasury stock or otherwise owned by Worldpay, FIS or any of their respective subsidiaries (other than any Exception Shares (as defined in the Merger Agreement)) and (b) Dissenting Shares (as defined in the Merger Agreement), if any, was converted into the right to receive (i) 0.9287 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of FIS (“FIS Common Stock” and, such shares, the “Share Consideration”) with cash paid in lieu of fractional shares and (ii) $11.00 in cash (the “Cash Consideration” and, together with the Share Consideration, the “Merger Consideration”).

Additionally, Worldpay’s equity awards were converted into corresponding equity awards with respect to shares of FIS Common Stock (the “Converted Awards”) pursuant to an exchange ratio designed to maintain the intrinsic value of the applicable award immediately prior to conversion. With respect to Worldpay equity awards that had terms providing for vesting upon satisfaction of performance criteria, the conversion was based on achievement levels specified in the Merger Agreement. The Converted Awards will continue to (i) vest based on continued service and (ii) be governed by the same terms and conditions as were applicable to the corresponding Worldpay equity awards prior to conversion (including with respect to accelerated vesting upon a qualifying termination following the effective time of the Merger).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to (i) the other items of this Current Report on Form 8-K, (ii) the Joint Proxy Statement/Prospectus and (iii) the Merger Agreement, which is filed herewith as Exhibit 2.1 and incorporated by reference.

The information disclosed in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 31, 2019, in connection with the completion of the Merger, Worldpay notified its principal trading market, the New York Stock Exchange, that the Merger had occurred and each share of Worldpay Class A Common Stock outstanding immediately prior to the Merger was converted into the right to receive the Merger Consideration as set forth in the Merger Agreement (except for shares of Worldpay Class A Common Stock owned by Worldpay as treasury stock or otherwise owned by Worldpay, FIS or any of their respective subsidiaries (other than any Exception Shares (as defined in the Merger Agreement)) and Dissenting Shares (as defined in the Merger Agreement), if any). In connection with the Merger, the New York Stock Exchange filed with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that the Worldpay Class A Common Stock is no longer listed on the New York Stock Exchange.

The information disclosed in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information disclosed in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon completion of the Merger, all of the directors of Worldpay ceased serving as directors of Worldpay and all of the executive officers of Worldpay ceased serving in their capacity as executive officers of Worldpay, other than as follows:

(i)	Mark Heimbouch (Worldpay’s President and Chief Operating Officer) has agreed to serve as Worldpay’s President, Merchant Solutions; and

(ii)

Charles Drucker (Worldpay’s Chief Executive Officer) and Stephanie Ferris (Worldpay’s Chief Financial Officer) have agreed to continue to serve in their current rolls as officers of Worldpay until immediately following the filing of Worldpay’s Quarterly Report on Form 10-Q in respect of the second quarter of 2019 (on or about August 6, 2019).

As previously described in FIS’ Current Report on Form 8-K, dated July 31, 2019, Mr. Drucker, Mr. Heimbouch and Ms. Ferris have agreed to serve as executive officers of FIS following the Merger.

As previously described in Worldpay’s definitive proxy statement in the section entitled “The Merger—Interests of Certain Worldpay Directors and Executive Officers in the Merger”, certain of Worldpay’s directors and executive officers have interests in the Merger including, among others, severance rights, rights to continuing indemnification and directors’ and officers’ liability insurance, accelerated vesting of certain equity awards and the right of Charles Drucker to be an executive of FIS and the executive vice chairman of the FIS board of directors effective upon completion of the Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, the certificate of incorporation of Worldpay that was in effect immediately prior to the effective time of the Merger was amended and restated in its entirety as set forth in Exhibit A to the Merger Agreement and, as so amended and restated, became the certificate of incorporation of Worldpay as the surviving corporation in the Merger. Immediately following the completion of the Merger, Worldpay filed an Amended and Restated Certificate of Incorporation, further amending the certificate of incorporation of Worldpay, providing for payment mechanics in respect of the Save as You Earn Plans of Worldpay, as contemplated by the Merger Agreement, and, as so amended and restated, is the certificate of incorporation of Worldpay. The certificate of incorporation of Worldpay, as amended and restated in connection with the Merger, is attached as Exhibit 3.1 and, as further amended, as Exhibit 3.2 hereto, and each are incorporated herein by reference.

Pursuant to the Merger Agreement, the bylaws of Merger Sub, as in effect immediately prior to the effective time of the Merger, became the bylaws of Worldpay as the surviving corporation in the Merger. The bylaws of Worldpay, as so amended and restated, are attached as Exhibit 3.3 hereto, and are incorporated herein by reference.

The information disclosed in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On July 31, 2019, FIS issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

2.1	Agreement and Plan of Merger between Fidelity National Information Services, Inc., Worldpay, Inc. and Wrangler Merger Sub, Inc. dated as of March 17, 2019 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Worldpay on March 18, 2019)

3.1	Amended and Restated Certificate of Incorporation of Worldpay, Inc.

3.2	Amended and Restated Certificate of Incorporation of Worldpay, Inc.

3.3	Amended and Restated Bylaws of Worldpay, Inc.

99.1	Press Release of Fidelity National Information Services, Inc., dated as of July 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Worldpay, Inc.

By: /s/ Jared M. Warner
Name: Jared M. Warner
Title: General Counsel and Corporate Secretary

Date: July 31, 2019